Exhibit 10.16

Director Form

MENTARI THERAPEUTICS, INC.

2026 STOCK INCENTIVE PLAN

GRANT NOTICE FOR

STOCK OPTIONS

FOR GOOD AND VALUABLE CONSIDERATION, Mentari Therapeutics, Inc. (the “Company”) hereby grants to the Participant named below an option (the “Option”) to purchase any part or all of the number of shares of Common Stock that are covered by this Option at the exercise price per share, each specified below, and upon the terms and subject to the conditions set forth in this Grant Notice, the Mentari Therapeutics, Inc. 2026 Stock Incentive Plan (as amended from time to time, the “Plan”), and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan and attached hereto as Exhibit A. This Option is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Name of the Participant:	[Name]

Grant Date:	[Grant Date]

Number of Shares of Common Stock Covered by the Option:	[Quantity Granted]

Exercise Price Per Share:	[Grant Price]

Expiration Date:	[Expiration Date]

Type of Stock Option:	Nonqualified Stock Option

Vesting Commencement Date:	[Vesting Commencement Date]

Vesting Schedule:

Subject to the Plan and the Standard Terms and Conditions,

[this Option shall vest and become exercisable on the earlier of the first anniversary of the Vesting Commencement Date or the Company’s next annual meeting of stockholders, so long as the Participant does not experience a Termination of Service from the Grant Date through such vesting date; provided, however, that in the event of a Change in Control, this Option shall become fully vested and exercisable so long as the Participant does not experience a Termination of Service from the Grant Date through the date of such Change in Control.][1]

[1]	For annual grants.

[this Option shall vest and become exercisable in equal monthly installments on each monthly anniversary of the Vesting Commencement Date until the third anniversary of the Vesting Commencement Date, so long as the Participant does not experience a Termination of Service from the Grant Date through such vesting date; provided, however, that in the event of a Change in Control, this Option shall become fully vested and exercisable so long as the Participant does not experience a Termination of Service from the Grant Date through the date of such Change in Control.][2]

[2]	For initial grants.

2

By accepting this Grant Notice, the Participant acknowledges that the Participant has received and read, and agrees that this Option shall be subject to, the terms of this Grant Notice, the Plan, and the Standard Terms and Conditions.

MENTARI THERAPEUTICS, INC.

By:
Name:
Title:

PARTICIPANT

[Name]

SIGNATURE PAGE TO

GRANT NOTICE FOR

STOCK OPTIONS

EXHIBIT A

MENTARI THERAPEUTICS, INC.

2026 STOCK INCENTIVE PLAN

STANDARD TERMS AND CONDITIONS FOR

STOCK OPTIONS

These Standard Terms and Conditions apply to the Options granted pursuant to the Mentari Therapeutics, Inc. 2026 Stock Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions. In addition to these Standard Terms and Conditions, the Option shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.	TERMS OF OPTION

Mentari Therapeutics, Inc. (the “Company”) has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) a Nonqualified Stock Option (the “Option”) to purchase up to the number of shares of Common Stock at an exercise price per share, each as set forth in the Grant Notice. The Option is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2.	STATUS OF THE STOCK OPTION

This Option is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

3.	EXERCISE OF OPTION

(a) The Option shall not be exercisable as of the Grant Date set forth in the Grant Notice. After the Grant Date, to the extent not previously exercised, and subject to termination or acceleration of vesting as provided in these Standard Terms and Conditions and the Plan, the Option shall be exercisable only to the extent it becomes vested, as described in the Grant Notice or the terms of the Plan, to purchase up to that number of shares of Common Stock as set forth in the Grant Notice.

(b) To exercise the Option (or any part thereof), the Participant shall deliver to the Company a “Notice of Exercise” in a form specified by the Committee, specifying the number of whole shares of Common Stock the Participant wishes to purchase and how the Participant’s Common Stock should be registered (in the Participant’s name only or in the Participant’s and the Participant’s spouse’s names as community property or as joint tenants with right of survivorship).

(c) The exercise price (the “Exercise Price”) of the Option is set forth in the Grant Notice. The Company shall not be obligated to issue any shares of Common Stock until the Participant shall have paid the total Exercise Price for that number of shares of Common Stock.

EXHIBIT A

STANDARD TERMS AND CONDITIONS FOR STOCK OPTIONS

The Exercise Price may be paid in Common Stock, cash or a combination thereof, including an irrevocable commitment by a broker to pay over such amount from a sale of the Common Stock issuable under the Option, the delivery of previously owned shares of Common Stock, withholding of shares of Common Stock deliverable upon exercise of the Option (but only to the extent share withholding is made available to the Participant by the Company), or in such other manners as may be permitted by the Committee.

(d) Fractional shares may not be exercised. Common Stock will be issued as soon as practicable after exercise. Notwithstanding the above, the Company shall not be obligated to deliver any Common Stock during any period when the Company determines that the exercisability of the Option or the delivery of Common Stock hereunder would violate Company policy or any federal, state or other applicable laws.

4.	EXPIRATION OF OPTION

The Option shall expire and cease to be exercisable as of the earlier of (i) the Expiration Date set forth in the Grant Notice or (ii) the date specified below in connection with the Participant’s Termination of Service (the date of such Termination of Service, the “Termination Date”), subject to any automatic extension under Section 8(a) of the Plan:

(a) If the Participant’s Termination of Service is as a result of the Participant’s death, (i) the entire Option shall be fully vested as of the Termination Date and (ii) the Participant’s designated beneficiary or estate (as applicable) may exercise any portion of the Option until the first anniversary of the Termination Date.

(b) If the Participant’s Termination of Service is as a result of the Participant’s Disability, (i) any portion of the Option which is unvested as of the Termination Date shall remain outstanding until the date that is three months following the Termination Date (provided that there shall be no further vesting during such period unless expressly determined otherwise by the Committee), and (ii) the Participant may exercise any portion of the Option that is vested and exercisable as of the Termination Date until the first anniversary of the Termination Date.

(c) If the Participant’s Termination of Service is by the Company for Cause, the entire Option, whether or not then vested and exercisable, shall be immediately forfeited and canceled as of the Termination Date.

(d) If the Participant’s Termination of Service is for any reason other than as set forth in Section 4(a), 4(b) or 4(c), the Participant may exercise any portion of the Option that is vested and exercisable as of the Termination Date until the date that is three months following the Termination Date.

(e) Any portion of the Option that is not vested and exercisable at the time of a Termination of Service (after taking into account any accelerated vesting under this Section 4, Section 16 of the Plan and any other agreement between the Participant and the Company) shall be forfeited and canceled as of the Termination Date.

5.	RESTRICTIONS ON RESALES OF SHARES ACQUIRED PURSUANT TO OPTION EXERCISE

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Stock issued as a result of the exercise of the Option, including (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other option holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6.	INCOME TAXES

The Company shall not deliver Common Stock in respect of the exercise of any Option unless and until the Participant has made arrangements satisfactory to the Company to satisfy applicable withholding tax obligations. Unless the Participant pays the withholding tax obligations to the Company by cash or check in connection with the exercise of the Option (including an irrevocable commitment by a broker to pay over such amount from a sale of the Common Stock issuable under the Option), withholding may be effected, at the Company’s election, by withholding shares of Common Stock issuable in connection with the exercise of the Option (provided that shares of Common Stock may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company). The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the exercise of the Option from any amounts payable by it to the Participant (including future cash fees or other compensation).

7.	NON-TRANSFERABILITY OF OPTION

Except as permitted by the Committee or as permitted under the Plan, the Participant may not assign or transfer the Option to anyone other than by will or the laws of descent and distribution and the Option shall be exercisable only by the Participant during his or her lifetime. The Company may cancel the Participant’s Option if the Participant attempts to assign or transfer it in a manner inconsistent with this Section 7. Notwithstanding the foregoing, upon the Participant’s death, the Option shall be transferred to the Participant’s designated beneficiary or, if none, to the Participant’s estate.

8.	OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions, and the Plan constitute the entire understanding between the Participant and the Company regarding the Option; provided, however, that any provisions regarding the acceleration of the Option (or other Awards) upon a Termination of Service set forth in any written employment, offer, services or severance agreement or letter between the Participant and the Company or under the terms of any severance plan in which the Participant participates shall continue to apply to the Option. Any prior agreements, commitments or negotiations concerning the Option are superseded.

9.	LIMITATION OF INTEREST IN SHARES SUBJECT TO OPTION

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such Common Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the right of the Company’s stockholders to remove the Participant in accordance with applicable law and the Company’s governing documents.

10.	NO LIABILITY OF COMPANY

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to the Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by the Participant or other person due to the receipt, exercise or settlement of any Option granted hereunder.

11.	GENERAL

(a) In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(b) The headings preceding the text of the sections hereof are inserted solely for convenience of reference and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect their meaning, construction or effect. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document mean such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan or these Standard Terms and Conditions.

(c) These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(d) These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Nevada, without regard to principles of conflicts of law.

(e) In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

(f) All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.

12.	CLAWBACK

The Option and any Common Stock received upon exercise of the Option are subject to any recoupment policy that the Company may adopt from time to time, to the extent any such policy is applicable to the Participant and to such compensation, including the Mentari Therapeutics, Inc. Compensation Recoupment (Clawback) Policy (as amended from time to time), designed to comply with the requirements of Rule 10D-1 promulgated under the Act, as well as any recoupment provisions required under applicable law. For purposes of the foregoing, the Participant expressly and explicitly authorizes (x) the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third-party administrator engaged by the Company to hold Common Stock and other amounts acquired under the Option or the Plan to re-convey, transfer or otherwise return such Common Stock and/or other amounts to the Company and (y) the Company’s recovery of any covered compensation through any method of recovery that the Company deems appropriate, including by reducing any amount that is or may become payable to the Participant. The Participant further agrees to comply with any request or demand for repayment by the Company or any Affiliate in order to comply with such policies or applicable law. To the extent that these Standard Terms and Conditions and any Company recoupment policy conflict, the terms of the recoupment policy shall prevail.

13.	ELECTRONIC DELIVERY

By executing or otherwise accepting the Grant Notice, the Participant hereby consents to the delivery of information (including information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, the Option and the Common Stock via Company website or other electronic delivery.

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